Exhibit 99.3

ELECTRONICS FOR IMAGING, INC.

Unaudited pro forma condensed combined financial statements

The information required by Item 9.01, Pro Forma Financial Information, is submitted as follows:

Introductory note to the Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition of Jetrion on the historical financial position and operating results of Electronics For Imaging, Inc. (“EFI”). The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it was completed on June 30, 2006. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 give effect to the merger as if it was completed on January 1, 2005.

The unaudited pro forma condensed combined financial statements were derived from:

(a)	EFI’s Statement of Operations for the year ended December 31, 2005 (As restated)

(b)	EFI’s unaudited Statement of Operations for the six months ended June 30, 2006 (As restated)

(c)	EFI’s unaudited Balance Sheet at June 30, 2006 (As restated)

(d)	Jetrion’s Statement of Operations for the year ended December 31, 2005

(e)	Jetrion’s unaudited Statement of Operations for the six months ended June 30, 2006

(f)	Jetrion’s unaudited Balance Sheet at June 30, 2006

The EFI Statement of Operations for the year ended December 31, 2005 (As restated) and EFI’s unaudited Balance Sheet at June 30, 2006 and the related unaudited Statement of Operations for the six months ended June 30, 2006 was filed contemporaneously with this Current Report on Form 8-K/A in EFI’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Jetrion Statement of Operations for the year ended December 31, 2005 and Jetrion’s unaudited Statement of Financial Position at June 30, 2006 and the related unaudited Statement of Operations for the six months ended June 30, 2006 are filed elsewhere in this Current Report on Form 8-K/A, as an exhibit.

The unaudited pro forma condensed combined financial statements presented in this exhibit are not necessarily indicative of EFI’s financial position or results of operations if the merger had been completed as of the dates indicated. Additionally, the unaudited pro forma condensed combined financial statements presented in this exhibit are not necessarily indicative of EFI’s future financial condition or operating results.

The unaudited pro forma condensed combined financial statements presented in this exhibit are based on estimates and assumptions set forth in the notes to these unaudited pro forma condensed combined financial statements. These estimates and assumptions are preliminary and have been made solely for the purpose of developing these unaudited pro forma condensed combined financial statements.

Electronics For Imaging, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2006

(in thousands)	EFI historical (as Restated)	Jetrion historical	Pro forma adjustments	See Note 3:		EFI pro forma
Assets
Current assets:
Cash, cash equivalents	$241,659	$—	$(41,427)	(a	)	$200,232
Short-term investments	255,807		—			255,807
Accounts receivable, net	92,932	3,671	(123)	(e	)	96,480
Inventories	26,576	1,685	172	(f	)	28,433
Other current assets	33,161	19	—			33,180

Total current assets	650,135	5,375	(41,378)			614,132
Property and equipment, net	51,898	3,117	(1,204)	(h	)	53,811
Restricted investments	88,580		—			88,580
Goodwill	190,234	11,428	13,014	(b	)	214,676
Intangible assets, net	133,846	3,874	(274)	(c	)	137,446
Other assets	4,689		—			4,689

Total assets	$1,119,382	$23,794	$(29,842)			$1,113,334

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	37,180	460	—			37,640
Accrued and other liabilities	79,160	1,863	25	(g	)	81,048
Deferred revenue	—	104	—			104
Income taxes payable	6,091	—	—			6,091

Total current liabilities	122,431	2,427	25			124,883
Deferred tax liability	7,787		—			7,787
Long-term obligations	240,000		—			240,000

Total liabilities	370,218	2,427	25			372,670

Stockholders’ and members’ equity:			—			—
Common stock, $0.01 par value; 150,000 shares authorized; 56,249 and 53,828 shares outstanding, respectively	682		—			682
Members equity	—	24,340	(24,340)	(d	)	—
Additional paid-in capital	547,797		—			547,797
Treasury stock, at cost, 9,964 shares	(243,594)		—			(243,594)
Accumulated other comprehensive income	(240)		—			(240)
Retained earnings (accumulated deficit)	444,519	(2,973)	(5,527)	(d	)	436,019

Total stockholders’ equity	749,164	21,367	(29,867)			740,664

Total liabilities and stockholders’ equity	$1,119,382	$23,794	$(29,842)			$1,113,334

See accompanying notes to pro forma condensed consolidated financial statements.

Electronics For Imaging, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the six months ended June 30, 2006

(in thousands, except per share amounts)	EFI historical (as Restated)	Jetrion historical	Pro forma adjustments	See Note 3:		EFI pro forma
Revenue	$272,987	$6,705	$—			$279,692
Cost of revenue (1)	108,852	4,710	—			113,562

Gross profit	164,135	1,995	—			166,130

Operating expenses:
Research and development (1)	61,908	1,223	(74)	(j	)	63,057
Sales and marketing (1)	48,751	2,196	(114)	(j	)	50,834
General and administrative (1)	18,560		(55)	(j	)	18,505
Amortization of identified intangibles	18,054		709	(j	)	18,763

Total operating expenses	147,273	3,419	466			151,158

(Loss) income from operations	16,862	(1,424)	(466)			14,972

Interest and other income, net:
Interest and other income (expense), net	10,148		(1,029)	(i	)	9,119
Interest expense	(2,503)	(1)	—			(2,504)
Gain on sale of product line	6,995		—			6,995

Total interest and other income, net	14,640	(1)	(1,029)			13,610

(Loss) income before income taxes	31,502	(1,425)	(1,495)			28,581
(Provision for) benefit from income taxes	(7,450)	—	604	(k	)	(6,846)

Net (loss) income	$24,052	$(1,425)	$(891)			$21,736

Net (loss) income per basic common share	$0.42					$0.38

Shares used in basic per-share calculation	56,644					56,644

Net (loss) income per diluted common share	$0.38					$0.34

Shares used in diluted per-share calculation	67,806					67,806

See accompanying notes to pro forma condensed consolidated financial statements.

Electronics for Imaging, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2005

(in thousands, except per share amounts)	EFI historical (as Restated)	Jetrion historical	Pro forma adjustments	See Note 3:		EFI pro forma
Revenue	$467,117	$10,844	$—			$477,961
Cost of revenue (1)	178,665	8,118	—			186,783

Gross profit	288,452	2,726	—			291,178

Operating expenses:
Research and development (1)	110,086	2,823	(37)	(j	)	112,872
Sales and marketing (1)	82,039	4,620	(57)	(j	)	86,602
General and administrative (1)	35,856		(28)	(j	)	35,828
Restructuring charges	2,685		—			2,685
Amortization of identified intangibles	26,434		1,417	(j	)	27,851
In-process research & development charge	45,300		—			45,300

Total operating expenses	302,400	7,443	1,296			311,138

(Loss) income from operations	(13,948)	(4,717)	(1,296)			(19,960)

Interest and other income, net:
Interest and other income (expense), net	14,489	8	(2,059)	(i	)	12,438
Interest expense	(5,010)		—			(5,010)

Total interest and other income, net	9,479	8	(2,059)			7,428

(Loss) income before income taxes	(4,469)	(4,709)	(3,355)			(12,533)
(Provision for) benefit from income taxes	(711)		1,356	(k	)	645

Net (loss) income	$(5,180)	$(4,709)	$(1,998)			$(11,888)

Net (loss) income per basic common share	$(0.10)					$(0.22)

Shares used in basic per-share calculation	54,425					54,425

Net (loss) income per diluted common share	$(0.10)					$(0.22)

Shares used in diluted per-share calculation	54,425					54,425

See accompanying notes to pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, except per share data)

1.	Description of the Transaction and Basis of Presentation

Description of Transaction

On October 31, 2006, Electronics For Imaging, Inc., a Delaware corporation (“EFI”), and Electronics For Imaging, International, a wholly owned subsidiary of EFI organized under the laws of the Cayman Islands (“EFI International”), completed the previously announced acquisition of Jetrion, LLC, a Michigan limited liability company (“Jetrion”). EFI International acquired all of the equity securities of Jetrion from Flint Group North America Corporation, a Michigan corporation (“Seller”), pursuant to the Amended and Restated Equity Purchase Agreement, dated as of October 31, 2006 (the “Purchase Agreement”) among EFI, EFI International, Jetrion and Seller.

The aggregate purchase price EFI International paid for Jetrion was approximately $40 million in cash, subject to adjustment as set forth in the Purchase Agreement. For additional information see the amended and restated equity purchase agreement dated October 31, 2006 among Electronics For Imaging, Inc.; Electronics For Imaging, International; Jetrion, LLC and Flint Group North America Corporation (incorporated by reference to Exhibit 2.1 of Form 8-K filed by EFI with the Securities and Exchange Commission on November 3, 2006).

2.	Purchase Price

The purchase price allocation included in these pro forma financial statements was based on the final valuations of identifiable assets, goodwill, and certain other assets and liabilities. The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill.

Purchase price:
Cash paid to seller				$40,065
Acquisition costs comprised of investment banking fees, legal fees and accounting and administrative fees				1,362

Total purchase price				$41,427

Net assets acquired:
Tangible assets in excess of liabilities assumed				$4,885
In-process research and development				8,500
Developed technology	$1,500	(3 year life	)
Customer relationships	1,200	(3 to 9 year life	)
Existing NRE Contracts	600	(1 year life	)
Trademarks and trade names	300	(3 year life	)

Identifiable intangibles				3,600
Goodwill				24,442

Total purchase price				$41,427

As required by Financial Accounting Standards Board (“FASB”) Interpretation Number 4, “Applicability of FASB Statement Number 2 to Business Combinations Accounted for by the Purchase Method” (“FIN 4”), the portion of the purchase price allocated to the acquired in-process research and development of $8.5 million has been immediately expensed. An adjustment for the estimated in-process research and development charge incurred by EFI has not been included in the unaudited pro forma condensed combined statements of operation since such adjustment, as it relates to this acquisition, is non-recurring in nature.

3.	Pro Forma Adjustments

(a)	Cash paid to seller	$40,065
	Acquisition costs	1,362

		$41,427

(b)	Elimination of historical Jetrion goodwill	$(11,428)
	Recognition of goodwill as a result of the Jetrion purchase	24,442

		$13,014

(c)	Elimination of historical Jetrion identified intangibles	$(3,874)

	Recognition of identified intangibles as a result of the Jetrion purchase:
	Developed Technology	$1,500
	Trademarks and trade names	300
	Customer Relationships	1,200
	Existing NRE Contracts	600
	In process technology	8,500

	Recognition of identified intangibles	12,100

	Write off of acquired in-process research and development	(8,500)

		$(274)

(d)	Elimination of Jetrion members’ equity balances at June 30, 2006:
	Members’ equity	$(24,340)

	Accumulated deficit	$2,973
	Write-off acquired In-Process R&D	(8,500)

		$(5,527)

(e)	To adjust Accounts Receivable to fair value	$(123)

		$(123)

(f)	To adjust inventory for a step-up in basis to fair value	$172

		$172

(g)	To adjust liabilities to fair value	$25

		$25

(h)	To adjust PP&E to fair value	$1,204

		$1,204

		06/30/06	12/31/05
(i)	To reduce interest income related to reduction in cash balances expended due to the acquisition based on the acutal investment return yields of 5%	$(1,029)	$(2,059)

		$(1,029)	$(2,059)

(j)	To eliminate Jetrion’s amortization of acquired identified intangibles:
	R&D	$(74)	$(37)
	G&A	(55)	(28)
	Sales	(114)	(57)

		$(243)	$(121)

	R&D	$250	$500
	G&A	50	100
	Sales	409	817

	Recognize amortization of EFI acquired intangibles:	$709	$1,417

	Net adjustment to operating expenses	$466	$931

Summary of amortization expense for intangible assets

	Fair Value	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
Existing Technology	1,500	500	500	500	—	—	—	—	—	—
Trade marks and Trade Names	300	100	100	100	—	—	—	—	—	—
Customer Relationships	300	100	100	100	—	—	—	—	—	—
Customer Relationships	500	71	71	71	71	71	71	71	—	—
Customer Relationships	100	13	13	13	13	13	13	13	13	—
Customer Relationships	300	33	33	33	33	33	33	33	33	33
Existing NRE Contracts	600	600	—	—	—	—	—	—	—	—

		1,417	817	817	117	117	117	117	46	33

(k)	To record proforma income tax 40.421% based on	$604	$1,356

	EFI’s effective tax rate for 2005 and 2006	$604	$1,356